Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Broadway Financial Corporation Announces Completion of Recapitalization

New Capital Raised

Substantially Increased Common Equity and Reduced Obligations for Senior Securities

LOS ANGELES, CA — (BUSINESS WIRE) — August 22, 2013— Broadway Financial Corporation (the “Company”) (NASDAQ Capital Market: BYFC), parent of Broadway Federal Bank, f.s.b. (the “Bank”), today reported that it has completed its previously announced plan to recapitalize (the “Recapitalization”) its balance sheet, which resulted in an increase of approximately $27.81 million in the Company’s equity attributable to common stock.

As part of the Recapitalization the Company exchanged common stock equivalents with an aggregate value of approximately $11.42 million for all of the Company’s formerly outstanding preferred stock (the “Preferred Stock Exchanges”), including the Series D and E Fixed Rate Cumulative Perpetual Preferred Stock held by the United States Department of the Treasury (the “U.S. Treasury”) and the associated accumulated but unpaid dividends thereon.  The Preferred Stock Exchanges were completed at 50% of the aggregate liquidation preferences of the preferred stock, totaling $17.55 million, and 100% of the accumulated dividends of approximately $2.65 million.

In addition, the Company raised approximately $4.24 million of new equity capital through the sale of common stock at a price of $1.00 per share (the “Private Placement”) to six institutional investors, led by an entity affiliated with Gapstow Capital Partners.  The other investors included both new and current stockholders.  This capital is in addition to the $200,000 of aggregate common stock sold to directors and officers in July and November 2012.

Also as part of the Recapitalization, the Company exchanged common stock equivalents with a value of approximately $2.57 million for a portion of its senior bank debt.  As a result, the Company’s senior debt was reduced by $2.57 million, from $5.0 million to approximately $2.43 million.

The Company entered into a modified loan agreement for the remaining senior debt that provides for quarterly payments of interest only for the next 18 months, and monthly payments of principal and interest to final maturity in February 2019.  In addition, the senior lender forgave the accrued but unpaid interest on the entire amount of the original loan, which will be reported as a pre-tax gain of approximately $1.75 million in the Company’s third quarter.

The combination of the Preferred Stock Exchanges, the Private Placement, and the transactions related to the Company’s senior debt exchange increased the book value of the Company’s common equity by approximately $27.81 million, and increased the number of shares of common stock and common stock equivalents by approximately 18.23 million shares, which represents approximately 90.48% of the total number of pro forma shares of common stock.  The Recapitalization also increased the Company’s pro forma book value to $1.35 per share of common stock as of June 30, 2013, and based on the assumed uses of proceeds, increased the Bank’s pro forma Tier 1 Leverage ratio to 9.99%, its pro forma Tier 1 Risk-Based Capital ratio to 15.86%, and its pro forma Total Risk-Based Capital ratio to 17.15% as of June 30, 2013.

The common stock equivalents issued in the Recapitalization consist of two new series of non-cumulative preferred stock, Series F Common Stock Equivalents and Series G Non-Voting Preferred Stock.  The Series F Common Stock Equivalents are mandatorily convertible into new common stock if the stockholders of the Company approve the authorization of additional shares of common stock at a special meeting (the “Special Meeting”) that the Company intends to call in the near future, and the Series G Non-Voting Preferred Stock will be mandatorily convertible into new non-voting common stock if the stockholders of the Company approve the creation of a new series of non-voting common stock at the Special Meeting.  After the mandatory conversions, the Company’s only outstanding equity securities will be common stock and non-voting common stock.

Chief Executive Officer, Wayne-Kent Bradshaw stated, “Consummation of the Recapitalization represents a major milestone in our overall plan to return the Company to a healthy financial position capable of producing profitable growth for our investors.  We are especially pleased that we were able to obtain investments from strong, new investors, such as Gapstow Capital Partners, VEDC, Economic Resources Corporation, and the California Community Foundation, which support our mission of serving low-to-moderate income communities in Southern California.  In addition, we are thankful for the support of existing stockholders, such as the National Community Investment Fund, which participated in the Recapitalization.  In the near term we will accelerate our efforts to improve operations and pursue growth, implement other steps of our overall capital plan, and continue our efforts to remove the restrictions under our Cease and Desist Orders.”

Jack Thompson, Head of Financial Institutions Investments of Gapstow Capital Partners, commented, “We are proud to help Broadway Financial recapitalize so they can continue making loans to foster local businesses.  Gapstow Capital Partners has invested in a number of community banks that, like Broadway Financial, are the lifeblood of their communities.  We believe that their health is a vital component of the overall economic recovery in the U.S.”

Paul Hughes of BlackTorch Capital served as financial advisor to the Company.

Arnold & Porter, LLP served as legal advisor to the Company.

Additional information regarding the transactions comprising the Recapitalization will be provided in the Form 8-K Current Report that the Company will file in the next few days.

About Broadway Financial Corporation

Broadway Financial Corporation conducts its operations through its wholly-owned subsidiary, Broadway Federal Bank, f.s.b., which is the leading community-oriented savings bank in Southern California serving low to moderate income communities.  We offer a variety of residential and commercial real estate loan products for consumers, businesses, and non-profit organizations, other loan products, and a variety of deposit products, including checking, savings and money market accounts, certificates of deposits and retirement accounts.  The Bank operates three full service branches, two in the city of Los Angeles, and one located in the nearby city of Inglewood, California.

Information about the Company may be obtained by writing to: Broadway Financial Corporation, Investor Relations, 5055 Wilshire Blvd., Suite 500, Los Angeles, CA 90036, or by visiting our website at www.broadwayfederalbank.com.

About Gapstow Capital Partners

Gapstow Capital Partners (“Gapstow”) is an investment firm, based in New York City, focused on identifying investment opportunities in the credit markets and banking industry.  Gapstow was founded in 2009 and has over $800 million in assets.  Gapstow manages a number of specialized portfolios, including one that makes direct equity investments in small community banks across the United States.  Please refer to www.gapstow.com for more information.

About VEDC

VEDC is the largest non-profit small business lender in California offering direct micro and small business loans through a number of programs, including SBA Community Advantage and SBA 504 loans.  As a national small business lender, VEDC lends $25 million annually, while providing direct business assistance services to more than 4,000 businesses.  With eight offices nationwide VEDC has supported the small business owner for 37 years with the goal of creating and sustaining jobs and businesses in under-served communities.  For more information please visit www.vedc.org.

About Economic Resources Corporation

Economic Resources Corporation (“ERC”) is a California nonprofit corporation formed to bring capital, expertise and opportunity to underserved communities through business development and investment.  Established in 1968, ERC was created by community, business and professional leaders to address the widespread disparity in economic opportunity, productivity and wealth creation in underserved communities, and to pursue activities to help mitigate the economic barriers for effective local development.  ERC promotes economic growth and increases job opportunities in underserved communities by supporting business development, investing in commercial and industrial real estate and stimulating the revitalization of economically disadvantaged communities.

About California Community Foundation

California Community Foundation (the “Foundation”) is a tax-exempt public non-profit organization focused on strengthening communities within Los Angeles County through philanthropic activities and civic engagement.  The Foundation supports and encourages charitable giving and manages more than 1,600 charitable funds and foundations that, among other things, enhance community development, promote health and wellness, preserve the environment, assist aging adults, fund scholarships and support the arts.  The Foundation was created in 1915 by the former Chief Executive Officer of Security Pacific Bank.

About National Community Investment Fund

National Community Investment Fund (“NCIF”) is a non-profit private equity trust that invests in banks, thrifts and credit unions that generate both financial and social returns.  NCIF’s has total assets under management of $195 million including $173 million of New Markets Tax Credits.  NCIF is the largest investor in mission-oriented CDFI banks that are focused on underserved and particularly on low-to-moderate income communities that may be located in urban, rural or Native American markets, and may be minority-owned or minority-focused.  Since its inception in 1996, NCIF has invested over $34.4 million in 55 financial institutions nationwide.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based upon our management’s current expectations, and involve risks and uncertainties.  Actual results or performance may differ materially from those suggested, expressed, or implied by the forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.  The Company undertakes no obligation to publicly revise any forward-looking statement to reflect any future events or circumstances, except to the extent required by law.

SOURCE:  Broadway Financial Corporation

Contact: Wayne-Kent A. Bradshaw, Chief Executive Officer, (323) 556-3248: or

Brenda Battey, Chief Financial Officer, (323) 556-3264; or

investor.relations@broadwayfederalbank.com